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                                                                  EXHIBIT 25
                        SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549




                                     FORM T-1

          STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939
                   OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE




           CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
                         PURSUANT TO SECTION 305(b)(2)




                FIRST FIDELITY BANK, NATIONAL ASSOCIATION
                             (Name of Trustee)

                                                 22-1147033
   (Jurisdiction of Incorporation or             (I.R.S. Employer
    Organization if not a U. S. Bank)           Identification No.)

    175 West Broadway, Salem, New Jersey             08079
  (Address of Principal Executive Offices)         (Zip Code)


                  PUBLIC SERVICE ELECTRIC AND GAS COMPANY
                              (Name of Obligor)

                        NEW JERSEY                   22-1212800
                 (State of Incorporation)         (I.R.S. Employer
                                                 Identification No.)

    80 PARK PLAZA, P.O. BOX 570, NEWARK, NEW JERSEY      07101
        (Address of Principal Executive Offices)       (Zip Code)



                 __% DEFFERRABLE INTEREST SUBORDINATED DEBENTURES
                                    SERIES A
                          (Title of Indenture Securities)

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1.  General information.

    Furnish the following information as to the trustee:

    (a) Name and address of each examining or supervisory authority to which it is subject:

         Comptroller of the Currency
         United States Department of the Treasury
         Washington, D.C.  20219

         Board of Governors of the Federal Reserve System
         Washington, D.C.

         Federal Deposit Insurance Corporation
         Washington, D.C.  20429

    (b)  Whether it is authorized to exercise corporate trust powers.

         Yes.


2.  Affiliations with obligor.

    If the obligor is an affiliate of the trustee, describe each such affiliation.

    None.


3.  List of Exhibits.

    List below all exhibits filed as part of this statement of eligibility.

    1. Copy of Articles of Association of the trustee as now in effect. Incorporated herein by reference to Exhibit 1 filed with Form T-1, Registration No. 22-73340.

    2. Copy of Certificate of the Comptroller of the Currency dated January 11, 1994, evidencing the authority of the trustee to transact business. Incorporated herein by reference to Exhibit 2 filed with Form T-1,
Registration No. 22-73340.
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    3.   Copy of the authorization of the trustee to exercise corporate trust powers has heretofore been filed with the Securities and Exchange Commission as
Exhibit 3 filed with Form T-1, Registration Number 22-73340, has not been amended since filing and is incorporated herein by reference.

    4. Copy of existing by-laws of the trustee. Incorporated herein by reference to Exhibit 4 filed with Form T-1, Registration No. 22-73340.

    5.   Copy of each indenture if the obligor is in default.

         Not applicable.

    6. Consent of the trustee required by Section 321(b) of the Act. Incorporated herein by reference to Exhibit 6 filed with Form T-1, Registration No. 22- 73340.

    7. Copy of report of condition of the trustee at the close of business on June 30, 1994, published pursuant to the requirements of its supervising authority.

                                       NOTE

    The trustee disclaims responsibility for the accuracy or completeness of information contained in this Statement of Eligibility and Qualification not known to the trustee and not obtainable by it through reasonable investigation and as to such information it has obtained from the obligor and has had to rely or will obtain from the principal underwriters and will have to rely.


                                     SIGNATURE

    Pursuant to the requirements of the Trust Indenture Act of 1939 (as amended), the trustee, First Fidelity Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Newark and State of New Jersey on the 6th day of October, 1994.

                                  FIRST FIDELITY BANK, NATIONAL
                                  ASSOCIATION




                                  By: /s/ Diane Dowdell
                                      -----------------
                                          Diane Dowdell
                                       Corporate Trust Officer
(Form T1)
(Ford) (8)
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                               EXHIBIT T-7
                            REPORT OF CONDITION
Consolidating domestic and foreign subsidiaries of the First Fidelity Bank, National Association of Salem in the state of New Jersey, at the close of business on June 30, 1994, published in response to call made by Comptroller of the Currency, under title 12, United States Code, Section 161. Charter Number 33869 Comptroller of the Currency Northeastern District. Statement of Resources and Liabilities
                                 ASSETS
                                                           Thousand of Dollars
Cash and balance due from depository institutions:
  Noninterest-bearing balances and currency and coin.........         1,515,147
  Interest-bearing balances..................................           439,530
Securities...................................................         /////////
  Hold-to-maturity securities................................         3,418,048
  Available-for-sale securities..............................         2,832,519
Federal funds sold and securities purchased under agreements         //////////
    to resell in domestic offices of the bank and of it              //////////
    Edge and Agreement subsidiaries, and in IBFs:                    //////////
    Federal funds sold.....................................             558,540
    Securities purchased under agreements to resell........             276,261
Loans and lease financing receivables:
    Loan and leases, net of unearned income......18,542,773
    LESS: Allowance for loan and lease losses.......515,420
    LESS: Allocated transfer risk reserve.................0
    Loans and leases, net of unearned income, allowance, and
    reserve.................................................         18,027,353
Assets held in trading accounts...............................          161,733
Premises and fixed assets (including capitalized leases)......          337,978
Other real estate owned.......................................          135,958
Investment in unconsolidated subsidiaries and associated             //////////
companies.....................................................           11,646
Customer's liability to this bank on acceptances outstanding...         194,720
Intangible assets.............................................          291,235
Other assets..................................................          482,637
Total assets..................................................       28,683,305
                           LIABILITIES
 Deposits:
    In domestic offices.....................................         22,688,126
      Noninterest-bearing..........................4,564,800
      Interest-bearing............................18,123,326
    In foreign offices, Edge and Agreement subsidiaries,
    and IBFs................................................            713,517
      Noninterest-bearing.............................15,866
      Interest-bearing...............................697,651
Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its
    Edge and Agreement subsidiaries, and IBFs
    Federal fund purchased..................................            861,993
    Securities sold under agreements to repurchase..........          1,091,313
Demand notes issued to the U.S. Treasury......................                0
Trading liabilities...........................................                0
Other borrowed money:.........................................       /////////
    With original maturity of one year or less..............                390
    With original maturity of more than one year............                740
Mortgage indebtedness and obligations under capitalized leases            7,009
Bank's liability on acceptances executed and outstanding.....           197,334
Subordinated notes and debentures............................           175,000
Other liabilities............................................           422,642
Total liabilities............................................        26,158,064
Limited-life preferred stock and related surplus.............                 0
                      EQUITY CAPITAL
Perpetual preferred stock and related surplus.................                0
Common Stock..................................................          430,000
Surplus.......................................................          985,034
Undivided profits and capital reserves........................        1,138,808
Net unrealized holding gains (losses) on available-for-sale          /////////
 securities...................................................         (28,601)
Cumulative foreign currency translation adjustments...........               0
Total equity capital..........................................        2,525,241
Total liabilities, limited-life preferred stock and equity....       //////////
  capital.....................................................       28,683,305
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